UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – July 28, 2005

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky		41011
(Address of Principal Executive Offices)		(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the Merger (as defined below), on July 28, 2005, Omnicare, Inc., a Delaware corporation (the “Company”), entered into a $2.9 billion Credit Agreement with the lenders named therein, JPMorgan Chase Bank, N.A., as a joint syndication agent, Lehman Brothers Inc., as a joint syndication agent, CIBC World Markets Corp., as a co-documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a co-documentation agent, Wachovia Capital Markets, LLC, as a co-documentation agent, and SunTrust Bank, as administrative agent (the “Credit Agreement”). The Credit Agreement provides for senior term loans up to $700,000,000 maturing on July 28, 2010 (the “Term Loans”), revolving loans up to $800,000,000 maturing on July 28, 2010 (the “Revolving Loans”) and 364-day loans up to $1,400,000,000, maturing on July 27, 2006 (the “364-Day Loans”). In addition, the Company may request additional tranches of 364-Day Loans up to $500,000,000 and additional tranches of Term Loans up to $500,000,000. Interest on the outstanding balances of the Revolving Loans and the Term Loans is payable, at the Company’s option, (i) at an Eurodollar Base Rate (as defined in the Credit Agreement) (adjusted for reserves) plus a margin (based on the Company’s senior unsecured long-term debt securities rating and ranging from 0.50% to 1.75%) or (ii) at an Alternate Base Rate (as defined in the Credit Agreement). Interest on the outstanding balances of the 364-Day Loans is payable, at the Company’s option, (i) at an Eurodollar Base Rate (adjusted for reserves) plus a margin of 0.75% or (ii) at an Alternate Base Rate. The Term Loans shall not be subject to interim scheduled amortization. The Credit Agreement requires the Company to meet certain financial covenants, including a minimum consolidated net worth and a minimum fixed charges coverage ratio. In addition, the Credit Agreement contains customary affirmative and negative covenants, which, among other things, limit the Company’s ability to create liens, make certain investments, effect transactions with the Company’s affiliates, sell assets, make contingent obligations, prepay subordinated debt, merge, consolidate and enter into acquisitions (unless such acquisitions meet certain criteria set forth in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 28, 2005, Nectarine Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of the Company, announced the expiration of its $34.75 per Share (as defined below) cash tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.02 per share (the “Shares”) of NeighborCare, Inc., a Pennsylvania corporation (“NeighborCare”). The Offer expired at 12:00 Midnight, New York City time, on Wednesday, July 27, 2005. Based on information provided to the Company by the Bank of New York, the depositary for the Offer, as of 12:00 Midnight, New York City time, on July 27, 2005, approximately 42,897,600 Shares had been validly tendered in the Offer, which, together with the 100 Shares already owned by the Company, represented approximately 97.2% of the then-outstanding Shares. On July 28, 2005, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn. On August 1, 2005, the guaranteed delivery period in respect of the Offer expired. In the Offer, after giving effect to settlement of Shares tendered pursuant to Notices of Guaranteed Delivery, Purchaser acquired an aggregate of 42,011,760 Shares for an aggregate purchase price of $1,459,908,660. Such Shares represent approximately 95.2% of the outstanding Shares.

The Offer was made pursuant to the previously announced Agreement and Plan of Merger, by and among the Company, Purchaser and NeighborCare, dated as of July 6, 2005 (the “Merger Agreement”). The details of the Offer were disclosed in an Offer to Purchase, dated June 4, 2004, as amended by the First Supplement to the Offer to Purchase, dated June 16, 2005, and the Second Supplement to the Offer to Purchase, dated July 13, 2005, filed with the Securities and Exchange Commission as Exhibits (a)(1)(A), (a)(1)(JJ) and (a)(1)(XX), respectively, to Purchaser’s Schedule TO-T, as amended.

In accordance with the Merger Agreement, on July 28, 2005, Purchaser was merged with and into NeighborCare (the “Merger”), with NeighborCare surviving and becoming a wholly owned subsidiary of the Company. In the Merger, all Shares not tendered in the Offer were converted into the right to receive the same consideration per Share paid in the Offer, unless the holders of such Shares properly exercise their appraisal rights under Pennsylvania law. On the same date, the Shares were de-listed from the Nasdaq National Market and are no longer publicly traded.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit No. 2.1 and is incorporated herein by reference.

The Company paid approximately $1,567,664,000 to acquire the Shares in the Offer and the Merger (including “in the money” options to acquire Shares), approximately $77,885,000 to repay NeighborCare’s certain outstanding debt and assumed $250,000,000 of NeighborCare’s debt in connection with its 6.875% senior subordinated notes due 2013 (the “Notes”). In addition, the Company paid approximately $304,886,000 to repay the Company’s debt obligations under the $750,000,000 Credit Agreement, dated as of June 13, 2003, as amended, among the Company, SunTrust Bank, as agent and the lenders parties thereto (the “Existing Credit Agreement”). The Company financed the acquisition and the repayment of the debt outstanding under the Existing Credit Agreement with available cash and the proceeds of the loans under the Credit Agreement.

On August 1, 2005, the Company and NeighborCare commenced a tender offer for cash to purchase all of the Notes. In connection with such tender offer, NeighborCare is soliciting consents to effect certain proposed amendments to the indenture governing the Notes.

On July 28, 2005, the Company issued a press release announcing the results of the Offer and the consummation of the Merger, the full text of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

NeighborCare is a leading institutional pharmacy provider serving long term care and skilled nursing facilities, specialty hospitals, assisted and independent living communities, and other assorted group settings. NeighborCare also provides infusion therapy services, home medical equipment, respiratory therapy services, community-based retail pharmacies and group purchasing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Required historical financial statements of NeighborCare will be filed by amendment to this Current Report on Form 8-K within 71 calendar days of the filing of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Required pro forma financial information giving effect to the acquisition of NeighborCare will be filed by amendment to this Current Report on Form 8-K within 71 calendar days of the filing of this Current Report on Form 8-K.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 6, 2005, by and among Omnicare, Inc., Nectarine Acquisition Corp. and NeighborCare, Inc.

10.1	Credit Agreement, dated as of July 28, 2005, among Omnicare, Inc., as borrower, the lenders named therein, JPMorgan Chase Bank, N.A., as a joint syndication agent, Lehman Brothers Inc., as a joint syndication agent, CIBC World Markets Corp., as a co-documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a co-documentation agent, Wachovia Capital Markets, LLC, as a co-documentation agent, and SunTrust Bank, as administrative agent.

99.1	Press Release of Omnicare, Inc., dated July 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By: /S/ CHERYL D. HODGES

Name: Cheryl D. Hodges

Title:   Senior Vice President and Secretary

Dated: August 3, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of July 6, 2005, by and among Omnicare, Inc., Nectarine Acquisition Corp. and NeighborCare, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2005).

10.1	Credit Agreement, dated as of July 28, 2005, among Omnicare, Inc., as borrower, the lenders named therein, JPMorgan Chase Bank, N.A., as a joint syndication agent, Lehman Brothers Inc., as a joint syndication agent, CIBC World Markets Corp., as a co-documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a co-documentation agent, Wachovia Capital Markets, LLC, as a co-documentation agent, and SunTrust Bank, as administrative agent.

99.1	Press Release of Omnicare, Inc., dated July 28, 2005 (incorporated herein by reference to Exhibit (a)(1)(EEE) to Nectarine Acquisition Corp.’s Schedule TO-T/A, as amended, filed with the Securities and Exchange Commission on July 28, 2005).